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                                                               [CROSSROADS LOGO]


FOR IMMEDIATE RELEASE

For more information on Crossroads Systems, please contact:
Reagan Y. Sakai
Crossroads Systems, Inc.
512.794.2799
investor@crossroads.com

           CROSSROADS COMPLETES ACQUISITION OF POLARIS COMMUNICATIONS,
                       BOOSTS ENTERPRISE SANS CAPABILITIES

AUSTIN, Texas - March 22, 2000 - In a move that boosts its capabilities in enterprise storage area networks (SANs), Crossroads Systems, Inc. (NASDAQ:
CRDS), the leading developer and manufacturer of storage routers for use in Fibre Channel SANs, today announced it has completed the acquisition of Polaris Communications of Portland, Ore.

On Feb. 3, 2000, Crossroads announced the execution of a definitive agreement to acquire Polaris Communications, a privately held designer, developer and marketer of S/390 mainframe communication interfaces and systems. This acquisition adds another set of protocols to Crossroads' storage routing capabilities and will further Crossroads' commitment to interoperability between the many S/390 components and open-systems SANs. The S/390 market is a key strategic growth area for Crossroads, and this acquisition will enable Crossroads to bring its open system SAN expertise to larger enterprise systems where over 70 percent of the world's data is stored.

Polaris Communications' technologies deliver increased connectivity and bandwidth options to enterprise data centers, focusing on high-speed connections between open systems and mainframes. Crossroads will utilize Polaris Communications' expertise and experience to deliver high-speed data connections between Fibre Channel SANs and ESCON and future FICON technologies in enterprise data center environments.

For the past 10 years, Polaris Communications has been delivering new channel-based solutions, custom products and integration services that have consistently met customer and partner requirements while delivering measurable value. Their products significantly improve throughput performance of all data management operations such as data warehousing, backup and recovery, and data consolidation. Polaris Communications' quality products will complement Crossroads' industry-leading open-systems SAN solutions, such as LAN-free backup, a storage solution enabled by Crossroads' storage router that delivers improved backup/restore capacities and provides centralized data protection.


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PAGE 2/CROSSROADS COMPLETES ACQUISITION OF POLARIS SYSTEMS


In connection with the acquisition, Crossroads will issue 450,000 shares of its common stock for all of the outstanding stock and options of Polaris Communications. The transaction will be accounted for as a purchase.

ABOUT CROSSROADS SYSTEMS, INC.

Headquartered in Austin, Texas, Crossroads Systems (NASDAQ: CRDS) is the leading provider of storage routers for Fibre Channel Storage Area Networks (SANs). Crossroads' storage routers enable key intranet, Internet and e-commerce applications. By using storage routers and SANs, customers can more effectively and efficiently store, manage and ensure the integrity and availability of data in the Internet economy. Crossroads supplies its customers with the Crossroads Verified SAN (CV-SAN) solution guide to simplify SAN design and installation, accelerate SAN adoption, and verify interoperability of SAN solutions. The more than 3,000 verified configurations in CV-SAN are available on the Web using the Crossroads online configurator at www.crossroads.com. Industry leading OEMs such as ADIC, ATL, Bull, Compaq, Dell, Exabyte, Hewlett-Packard, Hitachi Data Systems, McDATA, Fujitsu-Siemens and StorageTek as well as top resellers and distributors including Acal Electronics, Bell Microproducts, Cranel, Datalink, ITIS Services, nStor, Pinacor, Polaris Services and Vangard Technology have partnered with Crossroads to provide these solutions to their customers. For more information on Crossroads Systems, its products or employment opportunities, please call (800) 643-7148 or visit www.crossroads.com.


FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: Crossroads' limited operating history which makes it difficult to accurately predict revenues and budget for expenses for future periods; the extent of Crossroads' future operating losses and negative cash flow; the dependence of Crossroads' business on the storage area network market which is new and unpredictable; Crossroads' ability to develop new and enhanced products that achieve market acceptance; the continuation of Crossroads' successful relationships with its limited number of OEM customers; Crossroads' ability to retain and recruit key personnel to manage its business successfully; the quarterly fluctuations of Crossroads' operating results; Crossroads' ability to integrate or successfully achieve the benefits of the acquisition of Polaris Communications and any subsequent acquisition or strategic relationship; and that Crossroads' stock price could be volatile regardless of Crossroads' actual financial performance and other factors detailed in Crossroads' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q.

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